Exhibit 99.1

W. P. Carey Announces Third Quarter 2025 Financial Results

New York, NY – October 28, 2025 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2025.

Financial Highlights

2025 Third Quarter
Net income attributable to W. P. Carey (millions)	$141.0
Diluted earnings per share	$0.64

AFFO (millions)	$276.6
AFFO per diluted share	$1.25

•Raising and narrowing 2025 AFFO guidance range to between $4.93 and $4.99 per diluted share, which is based on higher anticipated full-year investment volume of between $1.8 billion and $2.1 billion
•Third quarter cash dividend of $0.910 per share, equivalent to an annualized dividend rate of $3.64 per share, representing a 4.0% increase compared to the 2024 third quarter

Real Estate Portfolio
•Investment volume of $1.6 billion completed year to date, including $656.4 million during the third quarter and $169.7 million subsequent to quarter end
•Active capital investments and commitments of $67.1 million scheduled to be completed in 2025
•Gross disposition proceeds of $1.0 billion year to date, including $495.2 million during the third quarter and $58.3 million subsequent to quarter end
◦Year-to-date dispositions include 37 self-storage operating properties for $513.3 million, including 22 properties sold during the third quarter and five subsequent to quarter end
•Contractual same-store rent growth of 2.4%

Balance Sheet and Capitalization
•Issued $400 million of 4.650% Senior Unsecured Notes due 2030
•Sold $230 million of equity under the Company’s ATM program subject to forward sale agreements during and subsequent to the third quarter, all of which is currently unsettled

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

“Strong investment activity, an active deal pipeline, and lower anticipated rent loss have enabled us to further raise our full-year outlook for both investment volume and AFFO — continuing the momentum we built in the first half of the year,” said Jason Fox, Chief Executive Officer. “We’ve also made excellent progress executing our strategy of funding investments through asset sales this year, achieving better-than-expected disposition cap rates and favorable reinvestment spreads. And our recent forward equity sales provide additional flexibility for funding deals.

“Looking ahead, our portfolio performance, sector-leading rent growth, strong near-term pipeline and access to well-priced capital, all support our ability to continue delivering attractive AFFO growth in 2026."

QUARTERLY FINANCIAL RESULTS

Revenues

•Revenues, including reimbursable costs, for the 2025 third quarter totaled $431.3 million, up 8.5% from $397.4 million for the 2024 third quarter.

◦Lease revenues increased primarily due to net investment activity and rent escalations.

◦Income from finance leases and loans receivable increased primarily as a result of net investment activity.

◦Operating property revenues decreased primarily as a result of the sale of 10 self-storage operating properties during the 2025 second quarter and 22 during the 2025 third quarter, as well as the conversion of three self-storage operating properties to net leases during the 2024 third quarter and four during the first nine months of 2025.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2025 third quarter was $141.0 million, up 26.2% from $111.7 million for the 2024 third quarter, due primarily to a higher gain on sale of real estate, lower mark-to-market losses recognized on the Company’s shares of Lineage and the accretive impact of net investment activity, partly offset by a gain on change in control of interests recognized in connection with our acquisition of a third party joint venture partner’s interest in nine self-storage operating properties during the prior-year period.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2025 third quarter was $1.25 per diluted share, up 5.9% from $1.18 per diluted share for the 2024 third quarter, primarily reflecting the accretive impact of net investment activity.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•On September 18, 2025, the Company reported that its Board of Directors increased its quarterly cash dividend to $0.910 per share, equivalent to an annualized dividend rate of $3.64 per share, representing a 4.0% increase compared to the 2024 third quarter. The dividend was paid on October 15, 2025 to shareholders of record as of September 30, 2025.

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 2

AFFO GUIDANCE

•The Company has raised and narrowed its guidance range for the 2025 full year, primarily reflecting higher expected investment volume and a lower estimate of potential rent loss from tenant credit events, and currently expects to report AFFO of between $4.93 and $4.99 per diluted share, based on the following key assumptions:

(i)    investment volume of between $1.8 billion and $2.1 billion, which is revised higher;

(ii)    disposition volume of between $1.3 billion and $1.5 billion, which is revised higher;

(iii)    total general and administrative expenses of between $99 million and $102 million, which is unchanged;

(iv)    property expenses, excluding reimbursable tenant costs, of between $51 million and $54 million, which is revised higher at the bottom end of the range; and

(v)    tax expense (on an AFFO basis) of between $41 million and $44 million, which is revised lower.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

REAL ESTATE

Investments

•Year to date, the Company completed investments totaling $1.6 billion, including $656.4 million during the 2025 third quarter and $169.7 million subsequent to quarter end.

•The Company currently has five capital investments and commitments totaling $67.1 million scheduled to be completed during 2025.

•In addition, the Company has six capital investments and commitments totaling $181.0 million scheduled to be completed by the first quarter of 2027.

Dispositions

~~•~~Year to date, the Company disposed of 91 properties for gross proceeds totaling $1.0 billion, including 29 properties during the 2025 third quarter for gross proceeds totaling $495.2 million and seven properties subsequent to quarter end for gross proceeds totaling $58.3 million.

•Year to date dispositions include the sale of 37 self-storage operating properties for gross proceeds totaling $513.3 million, including 22 properties sold during the 2025 third quarter for gross proceeds totaling $349.2 million, and five properties subsequent to quarter end for gross proceeds totaling $52.5 million.

Contractual Same-Store Rent Growth

•As of September 30, 2025, contractual same-store rent growth was 2.4% year over year, on a constant currency basis.

Composition

•As of September 30, 2025, the Company’s net lease portfolio consisted of 1,662 properties, comprising 183 million square feet leased to 373 tenants, with a weighted-average lease term of 12.1 years and an occupancy rate of 97.0%. In addition, the Company owned 42 self-storage operating properties, four hotel operating properties and one student housing operating property, totaling approximately 3.4 million square feet.

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 3

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of September 30, 2025, the Company had total liquidity of $2.1 billion, primarily comprising approximately $1.6 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), in addition to cash and cash equivalents, cash held at qualified intermediaries and available net proceeds under unsettled forward equity sale agreements.

Forward Equity and “At-The-Market” (ATM) Program

•The Company currently has 3,385,460 shares of common stock available for settlement subject to forward sale agreements, sold under its ATM program at a weighted-average gross price of $68.05 per share, representing total gross proceeds of approximately $230.4 million, comprising:

◦2,757,370 shares of common stock available for settlement subject to forward sale agreements, sold during the 2025 third quarter under its ATM program at a weighted-average gross price of $67.91 per share, representing total gross proceeds of approximately $187.3 million as of September 30, 2025; and

◦628,090 shares of common stock available for settlement subject to forward sale agreements, sold subsequent to the 2025 third quarter under its ATM program at a weighted-average gross price of $68.66 per share, representing total gross proceeds of approximately $43.1 million as of the date of this press release.

Senior Unsecured Notes

•As previously announced, on July 10, 2025, the Company completed an underwritten public offering of $400 million aggregate principal amount of 4.650% Senior Notes due July 15, 2030.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2025 third quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 28, 2025, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for Wednesday, October 29, 2025 at 11:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, October 29, 2025 at 11:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 4

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,662 net lease properties covering approximately 183 million square feet as of September 30, 2025. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

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Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding portfolio performance, rent growth, investment pipeline, access to capital and expectations for future AFFO growth. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

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W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$14,056,399	$12,842,869
Land, buildings and improvements — operating properties	626,368	1,198,676
Net investments in finance leases and loans receivable	1,149,856	798,259
In-place lease intangible assets and other	2,405,227	2,297,572
Above-market rent intangible assets	671,501	665,495
Investments in real estate	18,909,351	17,802,871
Accumulated depreciation and amortization (a)	(3,508,787)	(3,222,396)
Assets held for sale, net	8,062	—
Net investments in real estate	15,408,626	14,580,475
Equity method investments	311,173	301,115
Cash and cash equivalents	249,029	640,373
Other assets, net	1,029,245	1,045,218
Goodwill	986,967	967,843
Total assets	$17,985,040	$17,535,024

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,943,940	$6,505,907
Unsecured term loans, net	1,194,466	1,075,826
Unsecured revolving credit facility	354,846	55,448
Non-recourse mortgages, net	191,387	401,821
Debt, net	8,684,639	8,039,002
Accounts payable, accrued expenses and other liabilities	647,335	596,994
Below-market rent and other intangible liabilities, net	111,339	119,831
Deferred income taxes	164,846	147,461
Dividends payable	204,722	197,612
Total liabilities	9,812,881	9,100,900

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 219,144,586 and 218,848,844 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,822,063	11,805,179
Distributions in excess of accumulated earnings	(3,484,513)	(3,203,974)
Deferred compensation obligation	80,186	78,503
Accumulated other comprehensive loss	(262,222)	(250,232)
Total stockholders’ equity	8,155,733	8,429,695
Noncontrolling interests	16,426	4,429
Total equity	8,172,159	8,434,124
Total liabilities and equity	$17,985,040	$17,535,024
________
(a)Includes $2.0 billion and $1.8 billion of accumulated depreciation on buildings and improvements as of September 30, 2025 and December 31, 2024, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of September 30, 2025 and December 31, 2024, respectively.

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Revenues
Real Estate:
Lease revenues	$372,087	$364,195	$334,039
Income from finance leases and loans receivable	26,498	20,276	15,712
Operating property revenues	26,771	34,287	37,323
Other lease-related income	3,660	9,643	7,701
	429,016	428,401	394,775
Investment Management:
Asset management revenue	1,218	1,304	1,557
Other advisory income and reimbursements	1,069	1,072	1,051
	2,287	2,376	2,608
	431,303	430,777	397,383
Operating Expenses
Depreciation and amortization	125,586	120,595	115,705
General and administrative	23,656	24,150	22,679
Impairment charges — real estate	19,474	4,349	—
Operating property expenses	15,049	16,721	17,765
Property expenses, excluding reimbursable tenant costs	14,637	13,623	10,993
Reimbursable tenant costs	14,562	17,718	13,337
Stock-based compensation expense	11,153	10,943	13,468
Merger and other expenses	1,021	192	283
	225,138	208,291	194,230
Other Income and Expenses
Interest expense	(75,226)	(71,795)	(72,526)
Gain on sale of real estate, net	44,401	52,824	15,534
Other gains and (losses) (a)	(31,011)	(148,768)	(77,107)
Non-operating income (b)	3,030	3,495	13,669
Earnings from equity method investments	2,361	6,161	6,124
Gain on change in control of interests (c)	—	—	31,849
	(56,445)	(158,083)	(82,457)
Income before income taxes	149,720	64,403	120,696
Provision for income taxes	(8,495)	(13,091)	(9,044)
Net Income	141,225	51,312	111,652
Net (income) loss attributable to noncontrolling interests	(229)	(92)	46
Net Income Attributable to W. P. Carey	$140,996	$51,220	$111,698

Basic Earnings Per Share	$0.64	$0.23	$0.51
Diluted Earnings Per Share	$0.64	$0.23	$0.51
Weighted-Average Shares Outstanding
Basic	220,562,909	220,569,259	220,221,366
Diluted	221,087,833	220,874,935	220,404,149

Dividends Declared Per Share	$0.910	$0.900	$0.875
__________
(a)Amount for the three months ended September 30, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $22.6 million, a non-cash allowance for credit losses of $4.8 million and net losses on foreign currency exchange rate movements of $4.4 million .
(b)Amount for the three months ended September 30, 2025 is comprised of a dividend of $2.8 million from our investment in shares of Lineage, interest income on deposits of $1.7 million and realized losses on foreign currency exchange derivatives of $1.5 million.
(c)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2025	2024
Revenues
Real Estate:
Lease revenues	$1,090,050	$980,394
Income from finance leases and loans receivable	64,232	56,466
Operating property revenues	94,152	112,681
Other lease-related income	16,424	19,005
	1,264,858	1,168,546
Investment Management:
Asset management and other revenue	3,872	5,136
Other advisory income and reimbursements	3,208	3,171
	7,080	8,307
	1,271,938	1,176,853
Operating Expenses
Depreciation and amortization	375,788	371,954
General and administrative	74,773	74,715
Reimbursable tenant costs	49,372	40,314
Operating property expenses	48,314	54,280
Property expenses, excluding reimbursable tenant costs	39,966	37,097
Stock-based compensation expense	31,244	31,227
Impairment charges — real estate	30,677	15,752
Merger and other expenses	1,769	4,941
	651,903	630,280
Other Income and Expenses
Other gains and (losses)	(221,976)	(60,764)
Interest expense	(215,825)	(206,484)
Gain on sale of real estate, net	141,002	70,342
Non-operating income	14,435	38,389
Earnings from equity method investments	13,900	17,624
Gain on change in control of interests	—	31,849
	(268,464)	(109,044)
Income before income taxes	351,571	437,529
Provision for income taxes	(33,218)	(23,937)
Net Income	318,353	413,592
Net (income) loss attributable to noncontrolling interests	(313)	224
Net Income Attributable to W. P. Carey	$318,040	$413,816

Basic Earnings Per Share	$1.44	$1.88
Diluted Earnings Per Share	$1.44	$1.88
Weighted-Average Shares Outstanding
Basic	220,511,825	220,149,886
Diluted	221,033,628	220,425,244

Dividends Declared Per Share	$2.700	$2.610

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Net income attributable to W. P. Carey	$140,996	$51,220	$111,698
Adjustments:
Depreciation and amortization of real property	124,906	119,930	115,028
Gain on sale of real estate, net	(44,401)	(52,824)	(15,534)
Impairment charges — real estate	19,474	4,349	—
Gain on change in control of interests (a)	—	—	(31,849)
Proportionate share of adjustments to earnings from equity method investments (b)	2,271	2,231	3,028
Proportionate share of adjustments for noncontrolling interests (c)	(82)	(82)	(96)
Total adjustments	102,168	73,604	70,577
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	243,164	124,824	182,275
Adjustments:
Other (gains) and losses (e)	31,011	148,768	77,107
Straight-line and other leasing and financing adjustments	(20,424)	(15,374)	(21,187)
Stock-based compensation	11,153	10,943	13,468
Amortization of deferred financing costs	4,874	4,628	4,851
Above- and below-market rent intangible lease amortization, net	4,363	5,061	6,263
Tax (benefit) expense – deferred and other	(1,215)	2,820	(1,576)
Merger and other expenses	1,021	192	283
Other amortization and non-cash items	587	579	587
Proportionate share of adjustments to earnings from equity method investments (b)	2,194	309	(2,632)
Proportionate share of adjustments for noncontrolling interests (c)	(99)	(80)	(91)
Total adjustments	33,465	157,846	77,073
AFFO Attributable to W. P. Carey (d)	$276,629	$282,670	$259,348

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$243,164	$124,824	$182,275
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.10	$0.57	$0.83
AFFO attributable to W. P. Carey (d)	$276,629	$282,670	$259,348
AFFO attributable to W. P. Carey per diluted share (d)	$1.25	$1.28	$1.18
Diluted weighted-average shares outstanding	221,087,833	220,874,935	220,404,149

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2025	2024
Net income attributable to W. P. Carey	$318,040	$413,816
Adjustments:
Depreciation and amortization of real property	373,773	369,981
Gain on sale of real estate, net	(141,002)	(70,342)
Impairment charges — real estate	30,677	15,752
Gain on change in control of interests	—	(31,849)
Proportionate share of adjustments to earnings from equity method investments (b)	6,145	8,992
Proportionate share of adjustments for noncontrolling interests (c)	(242)	(300)
Total adjustments	269,351	292,234
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	587,391	706,050
Adjustments:
Other (gains) and losses	221,976	60,764
Straight-line and other leasing and financing adjustments	(54,831)	(56,050)
Stock-based compensation	31,244	31,227
Amortization of deferred financing costs	14,284	13,994
Above- and below-market rent intangible lease amortization, net	10,547	16,097
Merger and other expenses	1,769	4,941
Other amortization and non-cash items	1,726	1,746
Tax expense (benefit) – deferred and other	823	(4,341)
Proportionate share of adjustments to earnings from equity method investments (b)	2,417	(5,797)
Proportionate share of adjustments for noncontrolling interests (c)	(227)	(292)
Total adjustments	229,728	62,289
AFFO Attributable to W. P. Carey (d)	$817,119	$768,339

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$587,391	$706,050
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$2.66	$3.20
AFFO attributable to W. P. Carey (d)	$817,119	$768,339
AFFO attributable to W. P. Carey per diluted share (d)	$3.70	$3.49
Diluted weighted-average shares outstanding	221,033,628	220,425,244
__________
(a)Amount for the three months ended September 30, 2024 represents a gain recognized on the remaining interest in an investment acquired during the third quarter of 2024, which we had previously accounted for under the equity method.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(e)Amount for the three months ended September 30, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $22.6 million, a non-cash allowance for credit losses of $4.8 million and net losses on foreign currency exchange rate movements of $4.4 million.

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, spin-off expenses, and income and expenses associated with our captive insurance company. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2025 Earnings Release 8-K – 11